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                                                                       EXHIBIT 1

                                JOINT FILING AGREEMENT

     The undersigned hereby agree that this Statement on Schedule 13D with respect to the Common Stock of ITC Learning Corporation of even date herewith is, and any amendments thereto signed by each of the undersigned shall be, filed on behalf of each the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.


Dated: January 10, 2000               NEW RIVER CAPITAL PARTNERS, L.P.


                                      By: B&B Management Partners, L.P.,
                                          as its General Partner


                                          By: SRB Investments, Inc.,
                                              as its Managing General Partner


                                          By: /s/ STEVEN R. BERRARD
                                              ----------------------------
                                              Steven R. Berrard, President


Dated: January 10, 2000               B&B MANAGEMENT PARTNERS, L.P.


                                      By: SRB Investments, Inc.,
                                          as its Managing General Partner


                                          By: /s/ STEVEN R. BERRARD
                                              ----------------------------
                                              Steven R. Berrard, President


Dated: January 10, 2000               SRB INVESTMENTS, INC.


                                      By: /s/ STEVEN R. BERRARD
                                          --------------------------------
                                          Steven R. Berrard, President


Dated: January 10, 2000               /s/ STEVEN R. BERRARD
                                      ------------------------------------
                                      Steven R. Berrard